                                                                    Exhibit 10.5

                           AMENDMENT NO. 1. TO LEASE

     THIS AMENDMENT NO. 1 TO LEASE is made and entered into as of the 1st day of June, 1998 between Landlord and Tenant named below:

     LANDLORD       WEI Barnes Road, LLC
                    100 Main Street
                    Concord, MA  01742

     TENANT:        CiDRA Corporation
                    50 Barnes Industrial Park North
                    Wallingford, CT  06492

     BUILDING:      50 Barnes Industrial Park North
                    Wallingford, CT  06492

     WHEREAS, Landlord and Tenant entered into a lease dated March 11, 1998 (the "Lease") pursuant to which Tenant leased from Landlord approximately 89,776 rentable square feet of floor area in the Building (the "Premises"); and

     WHEREAS, Landlord and Tenant wish to execute an amendment of the Lease stating, among other things, the increase in Basic Rent as provided for in Paragraph 3 of the Lease.

     NOW, THEREFORE, the parties to this Amendment No. 1 to Lease, in consideration of the covenants hereinafter contained and the sum of One Dollar ($1.00) to each party paid by the other, the receipt of which is hereby acknowledged, do covenant and agree as follows:

     1. Capitalized terms used but not defined herein shall have the meaning ascribed to each in the Lease.

     2. Commencing as of June 1, 1998, Basic Rent shall be increased by the sum of Six Hundred Sixty-Nine and Fifty-Nine One-Hundredths ($669.59) Dollars per month. Exhibit C attached to the Lease is hereby deleted and replaced with Exhibit C attached to this Lease Amendment.

     3. Landlord and Tenant represent and warrant to the other that each has full authority to enter into this Amendment No. 1 to Lease and further agree to hold harmless, defend, and indemnify the other from any loss, costs (including reasonable attorneys' fees), damages, or claim arising from any lack of such authority.

     4. As modified herein, the Lease is hereby ratified and confirmed and shall remain in full force and effect. Any conflict between this Amendment No. 1 and the Lease shall be resolved in favor of this Amendment No. 1.

     IN WITNESS WHEREOF, Landlord and Tenant have signed this Amendment No. 1 to Lease as of the day and year first above written.

Signed, Sealed, and Delivered
in the Presence of:                              WEI BARNES ROAD, LLC

                                    By:  Winstanley Enterprises, Inc.
                                    Its Manager

/s/ Barbara Green                                  By:  /s/ Adam D. Winstanley
------------------                                      ----------------------
                                                        Its President
                                                        Duly Authorized
/s/ Noel Schroeder
------------------
                                                   CiDRA CORPORATION

/s/ Signature illegible
-----------------------
                                                   By:   /s/ F. Kevin Didden
                                                         -------------------
                                                         Its President
/s/ Susan P. O'Neil                                Duly Authorized
-------------------

                          COMMENCEMENT DATE AGREEMENT

          AGREEMENT made this day of April, 1998 by and between WEI BARNES ROAD, LLC, a Delaware limited liability company having an address at 100 Main Street, Concord, Massachusetts ("Landlord") and CIDRA CORPORATION, a Delaware corporation having an address at 50 Barnes Industrial Park North Wallingford, Connecticut ("Tenant").

                                   WITNESSETH

          WHEREAS Landlord and Tenant entered into a certain lease dated March 11, 1998 (the "Lease") pursuant to which Tenant leased from Landlord approximately 89,776 rentable square feet of floor area in the premises known as 50 Barnes Industrial Park North, Wallingford, Connecticut (the "Premises") (capitalized terms used but not defined herein shall have the meaning ascribed to each in the Lease); and

     WHEREAS the Term of the lease was to commence on the date that Landlord's Work was Substantially Complete such date being the Term Commencement Date, and

     WHEREAS, Landlord and Tenant agree that Landlord's Work has been Substantially Completed and desire to set the Term Commencement Date.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto agrees as follows:

     1. Landlord and Tenant agree that the Term Commencement Date is April 13,1998. The Lease shall expire on April 30, 2005, unless the Term is otherwise extended or earlier terminated as set forth in the Lease.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

Signed, Sealed, and Delivered
in the Presence of:                 WEI BARNES ROAD, LLC
                                    By:  Winstanley Enterprises, Inc.
                                                      Its Manager
/s/ Barbara A. Green                By:    /s/ Adam Winstanley
--------------------                       -------------------
                                           Adam Winstanley
                                           Its Treasurer
/s/ Signature Illegible
------------------------

                                    CiDRA Corporation
/s/ Signature Illegible             By:  /s/ F. Kevin Didden
------------------------            F. Kevin Didden
                                    Its President
/s/ Signature Illegible
------------------------

                                NOTICE OF LEASE

          THIS NOTICE OF LEASE is made as of the 11th day of March, 1998, by and between WEI BARNES ROAD, LLC, having an address at 100 Main Street, Concord, Massachusetts 01742 ("Landlord"), and CiDRA CORPORATION. having an address at 15 Sterling Drive, Wallingford, Connecticut 06492 ("Tenant").

                                   WITNESSETH

     1. Landlord, in consideration of the rents and upon the terms, conditions, covenants and agreements set forth in that certain Lease by and between Landlord and Tenant dated March. 11, 1998 (the "Lease"), has leased to Tenant certain premises comprising 89,776 rentable square feet and located at 50 Barnes Industrial Park North in Wallingford, Connecticut, being more particularly described in Exhibit A-1 attached hereto and made a part hereof (the "Premises") and being located on land described in Exhibit A hereto.

     2. The Lease is for a term of seven (7) years commencing on the date on which the Landlord has substantially completed certain work in the Premises as described in Section 3 of the Lease (the "Term Commencement Date") and ending on unless earlier extended or terminated in accordance with the terms of the Lease, the seventh anniversary of the last day of the month in which the Term Commencement Date occurs.

     3.  The address of Landlord is 100 Main Street, Concord, Massachusetts
01742.

     4.  The address of Tenant is 15 Sterling Drive, Wallingford,
Connecticut 06492.

     5. The Lease contains rights to extend the original term for one (1) additional term of five (5) years.

     6. The Lease does not contain an option or a right of first refusal to purchase.

     7. The Lease is on file at the office of Tenant at the address specified above.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Notice of Lease on or as of the date first above written.


WITNESSES:                    LANDLORD:

                              WEI BARNES ROAD, LLC
/s/ Barbara A. Green          By: Adam D. Winstanley
                                  ------------------
                              Printed Name:  Adam D. Winstanley
                                             ------------------
                              Title:  Manager
                                      -------
/s/ Signature Illegible
------------------------

/s/ Signature Illegible
------------------------      TENANT
                              CiDRA CORPORATION

/s/ Signature Illegible       By:  /s/ F. Kevin Didden
------------------------           -------------------
                              Printed Name:  F. Kevin Didden
                                             ---------------
                              Title:  President and CEO
                                      -----------------

COMMONWEALTH OF MASSACHUSETTS  )
                               )
COUNTY OF MIDDLESEX            )               ss:

     This instrument was acknowledged before me this 14th day of April, 1998 by Adam D. Winstanley, Manager of WEI Barnes Road, LLC, a Delaware limited liability company, on behalf of said limited liability company.



/s/ Signature Illegible
-----------------------
Commissioner of Superior Court
Notary Public
My Commission Expires Nov. 8, 2002



COMMONWEALTH OF CONNECTICUT    )
                               )
COUNTY OF NEW HAVEN            )               ss: Wallingford

     This instrument was acknowledged before me this 13th day of April, 1998 by Kevin Didden, President & CEO of CiDRA Corporation, a Delaware limited liability company, on behalf of said limited liability company.



            /s/ Susan P. O'Neil
            -------------------
Commissioner of Superior Court
Notary Public
My Commission Expires June 30, 2001


Susan P. O'Neil
Notary Public

                            SCHEDULE A - DESCRIPTION

All that certain piece or parcel of land, with the buildings and improvements thereon and appurtenances thereto, situated on the easterly side of Barnes Park Road North in the Town of Wallingford, County of New Haven and State of Connecticut, shown on a survey entitled: "Survey Plan Showing Property Of Dataproducts New England, Incorporated And Stelma, Incorporated Barnes Park Road North Wallingford, Connecticut Date: April 25, 1991 Scale: l"=50' Revisions:
Feb. 4, 1992 Update Survey & Long Form Cert." by Angus McDonald / Gary Sharpe & Associates, Inc. Civil Engineers Planners Surveyors Old Saybrook, Connecticut, Sheet 1 of 1 Job No. 76829, which map was filed February 14, 1992 at 2:55 P.M. as Map No. _____ in the Office of the Wallingford Town Clerk, and being more particularly bounded and described as follows:

     Beginning at a point at the northwesterly corner of the herein described parcel, which point is marked by an iron pipe on the easterly line of Barnes Park Road North, a distance of 5.75 feet north of a concrete monument;
     thence running the following courses and distances:
     S72(degree)46'23"E along the southerly line of property now or formerly of D & F Associates, 608.06 feet to a point ;
     N17(degree)13'37"E along the easterly line of said D&F Associates, a distance of 290.00 feet to a point;
     S58(degree)38'42"E along the southerly line of property now or formerly of Orchard Properties as distance of 420.67 feet to a point;
     S22(degree)06'19"W, along the westerly line of property now or formerly of Marshall Industries, Inc., a distance of 674.45 feet to a point;
     S20(degree)39'46"W along the westerly line of property now or formerly of Precision Products, Inc. a distance of 357.30 feet to a point on the northerly line of Enterprise Road;
     thence running along the northerly line of Enterprise Road in the line of a curve to the left having a radius of 878.55 feet, an arc length of 48.53 feet to a point;
     thence continuing along the northerly line of Enterprise Road N72(degree)46'23"W a distance of 747.80 feet to a point marked by a concrete monument near the intersection of Enterprise Road and Barnes Park Road North;
     thence running along the line of a curve to the right having a radius of 25.00 feet, an arc length of 38.12 feet to a concrete monument near said intersection;
     thence running in a northerly direction along the easterly line of Barnes Park Road North, along the line of a curve to the left having a radius of 2035.27 feet, an arc length of 223.86 feet to a point marked by a concrete monument;
     thence continuing along the easterly line of Barnes Park Road North N08(degree)16'55"E, a distance of 595.10 feet to a point marked by a concrete monument;
     thence continuing along the easterly line of Barnes Park Road North following the line of a curve to the right, having a radius of 416.41 feet an arc length of 5.75 feet to the point of beginning.
     Said parcel contains ** acres, more or less, or 853,025 square feet, more or less.
** approximately 19

                                   Schedule A
                                  (continued)

1. Taxes to the Town of Wallingford on the Grand List of October 1, 1996, not yet due and payable.

2. Water and sewer use charges to the Town of Wallingford Water and Sewer Division, the payments of which are current.

3. Declaration of Restrictive Covenants made by Orchard Properties acting therein by F.I.P. Corporation dated June 18, 1975 and recorded June 19, 1975 in Volume 429, Page 372 of the Wallingford Land Records; and re-recorded September 7, 1977 in Volume 458, Page 551 of said Land Records.

4. Declaration of Restrictive Covenants made by Orchard Properties dated November 8, 1978 and recorded November 9, 1978 in Volume 477, Page 678 of the Wallingford Land Records.

5. Storm water drainage easement reserved by Orchard Properties in a Warranty Deed to F.I.P. Corporation dated December 7, 1979 and recorded December 7, 1979 in Volume 493, Page 608 of the Wallingford Land Records.

6. Declaration of Restrictive Covenants, F.I.P. Corporation, Trustee dated June 18, 1975 and recorded June 19, 1975 in Volume 429, Page 372 , and as re-recorded on September 7, 1977 in Volume 458, Page 551 of the Wallingford Land Records.

7. Drainage easement with rights to drain along land n/f Orchard Properties; Storm water drainage system and yard drain from Enterprise Road; 60, 50 and 30-foot building setback line; possible underground utility easements not of recorded from Barnes Park Road North, encroachment of driveways, curbing and landscaping onto Barnes Park Road North and Enterprise Road and notes as shown and set forth on the map set forth in Schedule A-4 hereof.

8. Terms and conditions of a Notice of Lease by and between WEI Barnes Road, LLC (the landlord), and DNE Systems, Inc. (the tenant) dated June 23, 1997 and recorded June _____, 1997 at _______.m. of said Land Records.

                                  EXHIBIT A-1

                              Floor Plan Premises

                                     LEASE
1.   Identifications.

     This LEASE made as of March 11, 1998 by and between WEI Barnes Road, LLC, a Delaware limited liability company (the "Landlord"), having an address at 100 Main Street, Concord, Massachusetts 01742 and CiDRA Corporation, a Delaware corporation (the "Tenant"), having an address at 15 Sterling Drive, Wallingford, Connecticut 06492.

2.   Lease: The Premises.

In consideration of the Basic Rent, Additional Rent, and other payments and covenants of the Tenant hereinafter set forth, and upon the following terms and conditions, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord approximately 89,776 rentable square feet of floor area (said area having been previously measured in accordance with prevailing BOMA standards), located as shown on the floor plan attached hereto as Exhibit A-1 (the "Premises"), in that certain building (the "Building") situated on that certain parcel of land (the "Property") known as and numbered 50 Barnes Industrial Park North, in the Town of Wallingford, County of New Haven, State of Connecticut, as more particularly described in Exhibit A attached hereto. The Premises are leased together with rights, in common with the Landlord and all others (including any other tenant or tenants of the Building or the property, claiming under the Landlord or otherwise) from time to time lawfully entitled thereto, to use the driveways, walkways, parking area and other common areas of the Property for their intended purposes. Tenant shall have the right to use a pro-rata share (based on the percentage of space Tenant occupies at the Building) of the number of parking spaces at the Property, provided that spaces shall not be designated as exclusive or reserved for Tenant's use.

3.   Construction by Landlord.

     The Landlord shall complete, at the Tenant's cost and expense as set forth herein, certain work in the Premises as set forth, in general terms, in Exhibit B attached hereto (the "Work"). The Work will be performed in accordance with final plans and specifications prepared by or on behalf of Tenant and approved by Landlord (the "Tenant Work Plans"). Landlord shall not unreasonably withhold its consent of Tenant's Work Plans. Landlord shall approve or deny Tenant's Work Plans within five (5) business days after submission of the same to Landlord. If Landlord disapproves Tenant's Work Plans, the notice shall state the reasons therefor. Tenant shall be entitled to an allowance from the Landlord in the amount of $210,000 toward the cost of the Work (the "Allowance"). The Tenant may request an increase in the Allowance of up to $40,000 (the "Additional Allowance") by giving written notice of said request to the Landlord within three (3) business days from the date Landlord approves Tenant's Work Plans. In such event, Basic Rent as provided in Paragraph 6 hereof, shall be increased so as to reimburse the Landlord for the amount the Additional Allowance by amortizing the Additional Allowance over the initial Term at a 10% interest rate, and adding the resulting amount to Basic Rent. Upon the Landlord's receipt of said request, it shall prepare and deliver to the Tenant an amendment to this Lease reflecting the Basic Rent increased as aforesaid, and the Tenant shall promptly execute and return said amendment to the Landlord. The Tenant shall not unreasonably withhold or delay approval of any changes or amendments to the Work or to Tenant's Work Plan which the Landlord may from time to time propose or require to cause the Work to comply with applicable building code requirements, provided, however, that the Tenant need not approve any such proposed change or amendment which will materially adversely affect the value or quality or the Tenant's anticipated use of the Premises.

     The Landlord shall exercise all commercially reasonable efforts to substantially complete the Work by that date which is thirty (30) days after approval by Landlord of Tenant's Work Plans, as such date shall be automatically extended for the periods of (i) any delays caused by the Tenant's changes to Tenant's Work Plans, any delays in the Tenant's approval of amendments to the Work, and any other delays which are the responsibility of the Tenant (any and all such delays being referred to as "Tenant Delays"); and (ii) any delays which result from strikes, inability to obtain materials (or substitutes acceptable to the Tenant at comparable cost), fire or other casualty and from any causes beyond the commercially reasonable control of the Landlord. If the Work is not Substantially Complete by the date that is ninety (90) days following Landlord's `approval of Tenant's Work Plans, as a result of delays caused solely and directly by the acts or omissions of Landlord, its contractors, agents or employees, then this Lease shall not be affected thereby but, in such case, Tenant's obligation to pay Basic Rent as of the date Basic Rent commences pursuant to Paragraph 6 hereof, shall abate in the amount of one day's Basic Rent for every day of delay beyond the aforesaid ninety (90) day period. If the Commencement Date has not occurred within one (1) year of the date of this Lease, the Lease shall terminate without further action of either party.

     The Work shall be deemed to be "Substantially Complete" when the same is complete in accordance with Tenant's Work Plans and the other provisions hereof evidenced by delivery to Tenant of a temporary certificate of occupancy and a certification from the Landlord's architect, except only for items of work specified in a so-called "punch list" signed by the Landlord and the Tenant containing items which would customarily be classified as "punch list" items, the delayed completion of which will not substantially interfere with the Tenant's use of the Premises as contemplated hereby.

     The Tenant shall reimburse the Landlord, within thirty (30) days after receipt of itemized invoices from the Landlord for, (i) all costs in excess of the Allowance associated with change orders approved by the Tenant (Tenant agrees that it will obtain an estimate of the costs of the change order before approving the same), and (ii) the cost of any Work in excess of the Allowance. All such costs shall be reimbursed at the Landlord's cost plus one percent (1%) for administrative services, three percent (3%) for overhead and three percent (3%) for general conditions.

     Tenant represents that Tenant has inspected the Premises and the Building and is thoroughly acquainted with their condition and takes the premises "as is," subject to the completion of the Work and the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Building were in good and satisfactory condition at the time possession was taken by Tenant, subject, however, to the completion of the Work. Notwithstanding the foregoing, Landlord represents that the heating, ventilating and air conditioning, electrical, plumbing and mechanical systems will be in good working order as of the date of Substantial Completion, as defined below. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the condition of the Building, the Premises, the Property, or any other matter or thing affecting or related to the Building or the Premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. The Tenant shall have the right to perform work in the Premises during the period the Landlord is performing the Work provided it is at the Tenant's sole risk and expense, and provided there is no interference with the Work.

4.   Term.

     The Term of this Lease shall commence on the date the Landlord's Work is Substantially Complete (the "Term Commencement Date") and shall expire, unless earlier extended or terminated in accordance with the terms hereof; at midnight on the seventh (7th) anniversary of the last day of the month in which the Term Commencement Date occurs. The parties shall execute a commencement date agreement at such time as the applicable date is known.

5.   Use of the Premises; Licenses and Permits.

     The Tenant shall use the Premises only for research and development, light manufacturing, (including, without limitation, the manufacture of fiber optic sensing systems), warehouse, accessory office and cafeteria (for use solely by employees of Tenant) uses to the extent now and hereafter from time to time permitted under applicable laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental bodies having jurisdiction. Except for building permits and other permits or approvals required to complete the Work (which permits and approvals shall be obtained by Landlord, at Tenant's expense), the Tenant, its subtenants, licensees, invitees and any other users of the Premises shall apply in their own names for and obtain at their own expense any and all licenses, permits and other approvals which may be required from such governmental bodies in connection with any particular use of the Premises during the Term

6.   Basic Rent; Additional Rent.

     The Tenant shall pay Basic Rent to the Landlord at an annual rate pursuant to Exhibit C annexed hereto and made a part hereof. Basic Rent shall be payable in advance on the first day of each month in equal installments to the Landlord at the address set forth above or such other address as the Landlord may thereafter specify by notice to the Tenant, without counterclaim, set off, deduction or defense and, except as otherwise expressly provided herein, without abatement.

     This Lease is intended by the parties hereto to be a so-called "net" lease and, to the end that the Basic Rent shall be received by the Landlord net of all costs and expenses related to the Property, the Building and the Premises, except as expressly set forth herein, the Tenant agrees to pay, in addition to the Tenant's obligations with respect to real estate taxes, insurance premiums, management fees, utilities costs, costs of repairs and maintenance and other costs which are specifically set forth herein, to the Landlord upon demand as Additional Rent, in the same manner as Basic Rent, any and all charges, costs, expenses, and obligations of every kind and nature whatever as the Landlord may from time to time actually incur in good faith with regard to the Premises or the operation or maintenance thereof, except as otherwise expressly agreed in this Lease, including, without limiting the generality of the foregoing, reasonable attorneys' fees incurred by the Landlord in connection with any amendments to, consents under and subleases and assignments of this Lease requested by the Tenant and in connection with the enforcement of rights and pursuit of the remedies of the Landlord under this Lease (whether during or after the expiration or termination of the Term of this Lease) and 5 8.20% or such other percentage as the rentable square footage of the Premises bears to the rentable square footage of the Building (currently measured at 154,255 square feet) from time to time ("Tenant's Percentage") of Common Expenses as hereinafter defined. "Common Expenses" shall mean any and all charges, costs and expenses of every kind and nature whatever, which the Landlord may from time to time actually incur and the reasonable value, based on competitive rates, of any materials and services which the Landlord may provide in good faith with respect to the ownership, operation and maintenance of the Building and the Property, including, without limitation, (i) making repairs to and undertaking maintenance of the Building and the Property, including all alterations and improvements to the common areas of the Property; (ii) providing utilities, including heat, water, sewer, electricity, air conditioning and ventilation to the Building and to the common areas of the Property including taxes on such utilities; (iii) providing daily cleaning and rubbish removal;
(iv) providing watering, landscaping and lawn care for the Property; (v) sanding, plowing and removal of snow and ice from driveways, walkways and parking areas; (vi) premiums paid and deductibles assessed with respect to insurance carried with respect to damage or loss to the Building or the Property, public liability and other insurance that may be carried by Landlord and/or its affiliates to protect its or their interests and legal liabilities in connection with the Building and/or the Property; (vii) reasonable administrative and management costs of the Landlord including management fees which fees will be in accordance with fees customarily charged in the Wallingford, Connecticut area; and (viii) the cost of any capital repairs or replacements made to the Property of the Building and of any machinery or equipment installed in the Building which are made or become operational, as the case may be, after the Term Commencement Date to properly maintain the Building and the Property to a standard equivalent to its current condition provided that such cost shall be reasonably amortized over the useful life with interest on the unamortized amount at a rate of interest reasonably determined by Landlord. Notwithstanding the foregoing, the Tenant's responsibility for Tenant's Percentage of capital repairs or replacements shall be limited to those (x) required by governmental authorities; (y) which if made would reduce operational expenses and (z) related to the parking lot. Landlord agrees that if either or both boilers which serve the Building are at the end of its and/or their useful life or otherwise need to be replaced, such expense(s) shall not be the responsibility of the Tenant. Landlord further agrees that such capital repairs and replacements shall be amortized over the useful life of the applicable item in accordance with generally accepted real estate accounting principles.

     The Tenant shall prepay to the Landlord monthly as Additional Rent, in the same manner as Basic Rent, one-twelfth (1/12) of the total of all such amounts as the Landlord may from time to time reasonably estimate will be payable annually by the Tenant under this Lease with respect to Common Expenses, which prepayments the Landlord agrees shall be applied, without interest, to such amounts as actually become payable. Within sixty (60) days after the end of each calendar year, the Landlord shall certify to Tenant the actual amounts payable for the preceding year, and appropriate adjustments of any overpayments and underpayments shall be made.

     If any payment of Basic Rent or Additional Rent is not paid to the Landlord when due or within any applicable grace period, then at the Landlord's option, without notice and in addition to all other remedies hereunder, the Tenant shall pay upon demand to the Landlord as Additional Rent interest thereon at an annual rate equal to the corporate rate of the BankBoston from time to time in effect plus four percent (4%), such interest to be computed from the date such Basic Rent or Additional Rent was originally due through the date when paid in full.

7.   Taxes.

     The Tenant shall prepay to the Landlord monthly, as Additional Rent, in the same manner as Basic Rent, one-twelfth (1/12) the total of all such amounts as the Landlord may from time to time reasonably estimate will be payable annually by the Tenant with respect to the Tenant's Percentage of any and all real estate taxes, betterment's and special assessments or amounts in lieu or in the nature thereof and any other taxes, levies, water rents, sewer use charges and other excises, franchises, imposts and charges, general and special (and the entire amount of any interest, penalties and costs attributable to delayed payment of the Tenant's portion thereof where such delay is the fault of the Tenant) of whatever name and nature, and whether or not now within the contemplation of the parties hereto, which may now or hereafter be levied, assessed or imposed by the United States of America, the State of Connecticut, the Town of Wallingford or any other authority, or become a lien, upon all or any part of the Property, the Building, the Premises, the use or occupation thereof; or upon the Landlord and the Tenant in respect thereof; or upon the basis of rentals thereof or therefrom (except for the Landlord's income, estate, gift or transfer taxes), or upon the estate hereby created, or upon the Landlord by reason of ownership of the reversion (collectively, "Taxes") the Landlord shall pay special assessments over the longest period permitted by applicable law. Landlord agrees that such prepayments shall be applied, without interest to such amounts as actually become payable. As soon as any such amounts so payable are actually determined, appropriate adjustments of any overpayments and underpayments shall be made.

     Subject to the rights of any Mortgagee, the Landlord may, at its own initiative or upon a the request of the Tenant or any other tenant or tenants of the Building, use reasonable efforts to obtain an abatement of or to contest or review by legal proceedings or otherwise any such tax, levy, charge or assessment. If Tenant has requested Landlord to undertake a review or contest of such taxes, levies, charges or assessments, and Landlord has declined to do so, then subject to the rights of any Mortgagee, the Tenant may require Landlord to undertake such contest or review. In either event the Tenant and such other tenants shall pay such tax, levy, charge or assessment (under protest, if necessary). The Tenant shall pay as Additional Rent the Tenant's Percentage of
(i) any such tax, levy, charge or assessment that may be determined to be due and (ii) any and all costs or expenses (including reasonable attorneys' fees) the Landlord may incur in connection with any such proceedings and, in addition, if the Tenant has required the Landlord to undertake such contest or review and no refund or abatement is realized, Tenant shall pay one hundred percent of the costs and expenses (including reasonable attorneys' fees) that Landlord incurred in such proceedings. The Tenant shall be entitled to share in accordance with the Tenant's

Percentage in any refund or abatement, net of such costs and expenses, which may be made of any tax, levy, charge or assessment in the same proportion that the same was paid by the Tenant or with the Tenant's funds.

8.   Insurance; Waivers of Subrogation.

     The Tenant shall, at its own cost and expense, obtain and throughout the Term shall maintain, with companies qualified to do business in Connecticut and acceptable to any Mortgagees and reasonably acceptable to the Landlord, for the benefit as additional insureds of the Landlord and any Mortgagees as their respective interests may appear, comprehensive general liability insurance (with contractual liability rider) against claims for bodily injury, death or property damage occurring to, upon or about the Premises in limits of $5,000,000 for bodily injury or death and property damage occurring to, upon or about the Premises. The risk of loss to all contents of, and personal property and trade fixtures located in, the Premises is upon the Tenant, and the Landlord shall have no liability with respect thereto.

     The Landlord and the Tenant each hereby release the other from any liability for any loss or damage to the Building, the Premises or other property and for injury to or death of persons occurring on the Property or in the Building or the Premises or in any manner growing out of or connected with the Tenant's use and occupation of the Premises, the Building or the Property or the condition thereof, whether or not caused by the negligence or other fault of the Landlord, the Tenant or their respective agents, employees, subtenants, licensees, invitees or assignees; provided, however, that this release (i) shall apply notwithstanding the indemnities set forth in Paragraph 14, but only to the extent that such loss or damage to the Building or other property or injury to or death of persons is covered by insurance which protects the Landlord or the Tenant or both of them as the case may be; (ii) shall not be construed to impose any other or greater liability upon either the Landlord or the Tenant than would have existed in the absence hereof; and (iii) shall be in effect only to the extent and so long as the applicable insurance policies provide that this release shall not affect the right of the insureds to recover under such policies, which clauses shall be obtained by the parties hereto whenever available.

9.   Utilities and Services.

     The Tenant shall be responsible for the cost of all utilities, including without limitation for the electric, water, sewer, and all utility costs which are delivered to or consumed at the Premises, which costs shall be paid by the Tenant as Additional Rent. However, the Tenant shall not be required to pay for the installation of submeters unless the Tenant requests same.

     The Landlord shall not be required to provide heat, air conditioning, or ventilation to the Premises if any action of the Tenant, Act of God, or other unforeseen circumstances makes it impossible for the Landlord reasonably to do so. Further, Landlord shall not be liable for the interruption, curtailment, stoppage or suspension of services and utilities when necessary by reason of accident or emergency or suspension of utility services or when necessary for repairs, alterations, replacements or improvements desirable or necessary in the reasonable judgment of Landlord or for any cause beyond the control of Landlord. In the event of any such interruption, curtailment, stoppage or suspension, there shall be no diminution or abatement of rent, additional rent or other charges due from Tenant to Landlord hereunder, Tenant's obligations hereunder shall not be affected or reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage or suspension. Notwithstanding the foregoing, in those instances in which Landlord has control over the repair, alteration, replacement or improvement, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's use of the Premises during normal business hours when any such repairs, replacements, alterations or improvements are made.

     The Tenant shall provide customary cleaning and rubbish removal service to the Premises on each business day as required.

10.  Repairs.

     From and after the commencement of and during the Term, the Tenant shall, at its own cost and expense: (i) make interior non-structural repairs, replacements and renewals necessary to keep the Premises in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, reasonable wear and use and damage by fire or other casualty only excepted (it being understood, however, that the foregoing exception for reasonable wear and use shall not relieve the Tenant from the obligation to keep the Premises in good order, repair and condition), (ii) make all other repairs, replacements and renewals which are required due to the negligence or misconduct of the Tenant (except that Tenant's costs to make the repairs shall be reduced by the amount of any insurance proceeds received by Landlord to cover the costs of any such repair or replacement), and (iii) keep and maintain all portions of the Premises in a clean and orderly condition, free of accumulation of dirt, rubbish, and other debris. All repair, replacement and usage costs incurred in connection with the operation of the heating, ventilation and air conditioning exclusively servicing the Premises shall be the responsibility of the Tenant. Tenant shall, at Tenant's expense, maintain service contract(s) for such systems and, on request of Landlord, provide a copy of such contract(s) and evidence of payment therefor.

     From and after the commencement of and during the Term, the Landlord shall make all necessary repairs, replacements and renewals, interior and exterior, structural and non-structural, to: keep the roof of the Building free of leaks and to maintain the foundation, floor slabs and other structural supports of the Building in good and sound condition, except for maintenance and repairs occasioned by the acts or negligence of the Tenant or its agents excepted unless such acts or negligence are covered by the release provided in Paragraph 8 hereof; keep the Building and all electrical, mechanical, heating, ventilating and air conditioning, plumbing and other building systems and the parking areas, sprinklers and other improvements on the Property in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, damage by fire or other casualty only excepted. The costs and expenses of Landlord's repairs, replacements and renewals shall be considered Common Expenses under Paragraph 6 hereof.

11.  Compliance with Laws and Regulations.

     Landlord represents to Tenant that the Premises are located in an Industrial Expansion IX zone according to the Wallingford Zoning Regulations, as in effect as of September 29, 1985, as amended through March 15, 1997. Attached hereto as Exhibit D is a copy of (S)4.9 of the Wallingford Zoning Regulations, as amended, which section defines the uses permitted in such zone.

     The Tenant agrees that its obligations to make payment of the Basic Rent, Additional Rent and all other charges on its part to be paid, and to perform all of the covenants and agreements on its part to be performed during the Term hereunder shall not, except as herein set forth in the event of condemnation by public authority, be affected by any present or future law, by-law, ordinance, code, rule, regulation, order or other lawful requirement regulating or affecting the use which may be made of the Premises.

     During the Term the Tenant shall comply, at its own cost and expense, with: all applicable laws, by-laws, ordinances, codes, rules, regulations, orders, and other lawful requirements of the governmental bodies having jurisdiction, which are applicable to, or by reason of; the Tenant's particular use of the Premises or the fixtures and equipment therein and thereon; the orders, rules and regulations of the National Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, which may be applicable to the Premises, the fixtures and equipment therein or thereon or the use thereof; and the requirements of all policies of public liability, fire and all other types of insurance at any time in force with respect to the Premises, the Building or the Property and the fixtures and equipment therein and thereon. If compliance as aforesaid does not relate to the Tenant's particular use of the Premises, but relates to the Building generally, the Landlord shall be responsible therefor.

12.  Alterations by Tenant and Signage.

     The Tenant shall erect no signs and shall make no alterations, additions or improvements in or to any portion of the Premises or any portion of the Building or the Property without the Landlord's prior written consent and without first providing the Landlord with (i) suitable assurance of the Tenant's obligation to complete the same at no expense to the Landlord and without any mechanics' or materialmen's lien upon the Property and (ii) evidence that the Tenant and its contractors have obtained insurance, including worker's compensation insurance, satisfactory to the Landlord. The Landlord agrees that its consent shall not be unreasonably withheld for interior, non-structural alterations, additions and improvements to the Premises consistent with the use of the Premises as contemplated hereby; any such consents to interior, non-structural alterations, additions and improvements may, if the Landlord so advises the Tenant as part of or by notice at the time of any such consent, be conditioned upon the Tenant's being obligated to remove the same at the expiration or termination of this Lease and to restore the Premises to their condition prior to such alterations, additions and improvements. Notwithstanding the foregoing, Tenant may perform, at its sole cost and expense, interior, non-structural alterations without Landlord's consent provided that (i) such alterations do not affect any fixed wall; (ii) the cost of such alterations performed at any one time shall not exceed $50,000; (iii) all work is performed in compliance with applicable building codes and other applicable laws, rules and regulations; (iv) Tenant and its contractors obtain necessary insurance (including worker's compensation insurance) and (v) Tenant shall discharge, with diligence and dispatch, all notices of violations arising from the performance of such alterations and any and all mechanics' and/or materialmen's liens filed against the Property.

     Landlord consents to Tenant placing a sign at the entrance pylon, provided
(i) the size, style, color and location shall be approved by Landlord and (ii) all signage shall be in compliance with applicable zoning regulations.

13.  Landlord's Access.

     The Tenant agrees to permit the Landlord and any Mortgagee and their authorized representatives to enter the Premises: (i) on twenty-four (24) hours notice, at all reasonable times during usual business hours for the purposes of inspecting the same, exercising such other rights as it or they may have hereunder or under any mortgages and exhibiting the same to other prospective tenants, purchasers or mortgagees; and (ii) without prior notice, at any time in the event of emergency. Landlord agrees to use commercially reasonable efforts to minimize any interference with Tenant's use of the Premises during normal business hours when and as such entries are made.

14.  Indemnities and Liability.

     The Tenant agrees to protect, defend (with counsel approved by the Landlord), indemnify and save the Landlord harmless from and against any and all claims and liabilities arising: (i) from the conduct or management of or from any work or thing whatsoever done in or about the Premises during the Term and from any condition existing, or any injury to or death of persons or damage to property occurring or resulting from an occurrence, during the Term in or about the Premises, unless caused by the Landlord's negligent act or failure to act; and (ii) from any breach or default on the part of the Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to the terms of this Lease or from any negligent act or omission on the part of the Tenant or any of its agents, employees, subtenants, licensees, invitees or assignees related to or arising from the use and occupancy of the Premises. The Tenant further agrees to indemnify the Landlord from and against all reasonable costs, expenses (including reasonable attorneys' fees) and other liabilities incurred in connection with any such indemnified claim or action or proceeding brought thereon, any and all of which, if reasonably suffered, paid or incurred by the Landlord, the Tenant shall pay promptly upon demand to the Landlord as Additional Rent.

     Except for the negligence or willful misconduct of the Landlord, neither Landlord, nor any agent or employee of Landlord, shall be liable for (a) loss of or damage to any property of Tenant, or of any other person, entrusted to any of Landlord's agents or employees, (b) loss of or damage to any property of Tenant or of any other person by theft or otherwise, (c) any injury or damage to any person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, dust, water or snow, or leaks from any part of the Building or from the pipes, appliances or plumbing system, or from the roof; street or subsurface or any other place or by dampness, or from any other cause whatsoever, (d) any such damage caused by other occupants or persons in the Building or by construction of any private, public or quasi-public work, or (e) any latent defect in the Premises or the Building.

15.  Casualty Damage.

     Except as provided below, in the event of partial or total destruction of the Premises during the Term by fire or other casualty, the Landlord shall, as promptly as practicable after receipt of any insurance proceeds available as a result of such casualty, repair, reconstruct or replace the portions of the Premises destroyed as nearly as possible to their condition prior to such destruction, except that in no event shall the Landlord be obligated to expend more for such repair, reconstruction or replacement than the amounts of any such insurance proceeds actually received. Commencing on the date of such casualty and during the period of such repair, reconstruction and replacement there shall be an equitable abatement of Basic Rent hereunder from the date of such casualty until the date the affected areas of the Premises have been repaired or reconstructed (as shall be evidenced by the delivery to Tenant of a temporary certificate of occupancy or by a certificate from Landlord's construction manager) in proportion to the loss of usable floor area in the Premises, but only to the extent such abatement is covered by lost rentals insurance for the benefit of the Landlord, as required by Paragraph 8 hereof or otherwise. Notwithstanding the foregoing, in the event the Landlord's reconstruction has not been substantially completed within six (6) months after the date of such casualty, and the Landlord has not provided reasonably adequate substitute space in New Haven County, at comparable rent, for the Tenant until said reconstruction has been substantially completed, the Tenant may terminate this Lease within thirty (30) days after the expiration of said six (6) month period on thirty (30) days prior written notice, which shall not be effective if the Landlord substantially completes said reconstruction before the expiration of said notice period.

     If the Building is so extensively destroyed by fire or other casualty that an independent engineer or architect certifies that the Premises cannot reasonably be expected to be susceptible of repair, reconstruction or replacement within a period of twelve (12) months from the date work were to commence thereon, or if any damage results from causes or risks not required to be insured against by the Landlord hereunder or if any Mortgagee refuses to make such net proceeds available for such repair, reconstruction or replacement, the Landlord may terminate this Lease by giving written notice to the Tenant within ninety (90) days after the date of such destruction. Provided further, that if, despite diligent efforts, the Landlord has been unable to restore the Premises to their condition prior to such destruction within twelve (12) months following the date of such casualty, the Landlord may terminate this Lease by written notice to the Tenant. In the event of any such notice of termination, this Lease shall terminate as of; and Basic Rent and Additional Rent shall be appropriately apportioned through and abated from and after, the date of such notice of termination.

16.  Condemnation.

     If more than ten percent (10%) of the usable floor area of the Premises, or more than twenty-five percent (25%) of the parking area available for use by the Tenant shall be taken by eminent domain or appropriated by public authority, and the Landlord has not provided a reasonably adequate replacement therefor, or if the Tenant shall be deprived of all suitable vehicular or pedestrian access to the Premises or the Property by virtue of such a taking or appropriation, the Landlord or the Tenant may terminate this Lease by giving written notice to the other within thirty (30) days after such taking or appropriation. In the event of such a termination, this Lease shall terminate as of the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession, and the Basic Rent and Additional Rent reserved shall be apportioned and paid to and as of such date.

     If all or any part of the Premises is taken or appropriated by public authority as aforesaid and this Lease is not terminated as set forth above, the Landlord shall, subject to the rights of any Mortgagees, apply any such damages and compensation awarded (net of the costs and expenses, including reasonable attorneys' fees, incurred by the Landlord in obtaining the same) to secure and close so much of the Premises as remain and shall restore the Building to an architectural whole and in compliance with applicable laws, including zoning laws, except that in no event shall the Landlord be obligated to expend more for such replacement than the net amount of any such damages, compensation or award which the Landlord may have received as damages in respect of the Building and any other improvements situated on the Property as they existed immediately prior to such taking or appropriation; in such event there shall be an equitable abatement of Basic Rent in proportion to the loss of usable floor area in the Premises after giving effect to such restoration, from and after the date the Tenant must surrender possession or, if later, the date the Tenant actually surrenders possession.

     The Landlord hereby reserves, and the Tenant hereby assigns to the Landlord, any and all interest in and claims to the entirety of any damages or other compensation by way of damages which may be awarded in connection with any such taking or appropriation, except so much of such damages or award as is specifically and separately awarded to the Tenant and expressly attributable to trade fixtures or moving expenses of the Tenant.

17.  Landlord's Covenant of Quiet Enjoyment; Title.

     The Landlord covenants that the Tenant, upon paying the Basic Rent and Additional Rent provided for hereunder and performing and observing all of the other covenants and provisions hereof, may peaceably and quietly hold and enjoy the Premises for the Term as aforesaid, subject, however, to all of the terms and provisions of this Lease and to the title matters set forth or referred to in Exhibit A attached hereto.

18.  Tenant's Obligation to Quit.

     The Tenant shall, upon expiration of the Term or other termination of this Lease, leave and peaceably and quietly surrender and deliver to the Landlord the Premises and any replacements or renewals thereof broom clean and in the order, condition and repair required by Paragraph 10 hereof and the other provisions of this Lease, except, however, that the Tenant shall first remove any trade fixtures and equipment and any alterations, additions and improvements which the Landlord has identified for removal within thirty (30) days after its final approval of the Tenant's "build-out" plans, and has required be removed pursuant to the terms of Paragraph 12 hereof, restoring the Premises in each case to their condition prior to the installation of such fixtures or the undertaking of such alterations, additions or improvements, as the case may be. If the Tenant shall fail timely to surrender the Premises, Tenant shall pay, in addition to all costs and damages suffered or incurred by Landlord, Basic Rent at a rate equal to

2 times the rate of Basic Rent in effect immediately prior thereto until the Premises are surrendered by the Tenant and delivered to the Landlord in accordance with this Paragraph 18.

     If the Tenant shall fail so to remove its fixtures, equipment, alterations, additions and improvements, within 10 days after notice, they shall be deemed abandoned by the Tenant and the Landlord may remove and dispose of the same at the Tenant's expense which shall be paid as Additional Rent. The provisions of this Paragraph 18 shall expressly survive the termination or expiration of this Lease.

19.  Transfers of Tenant's Interest.

     The Tenant shall not assign or sublease or otherwise encumber all or any part of its interest in this Lease, the Premises, or the estate hereby created, without in each case first obtaining the prior written consent of the Landlord, such approval not to be unreasonably withheld or delayed. In all events, the Landlord may condition the consent to any sublease or assignment upon the Tenant's agreeing to pay to the Landlord fifty percent (50%) of the consideration received by the Tenant for any such assignment and fifty percent (50%) of the amount (reduced by the reasonable costs incurred by the Tenant in subleasing all or any part of the Premises) by which any rentals and other amounts from time to time payable to or for the Tenant under any subleases exceed the Basic Rent and Additional Rent from time to time payable hereunder and upon the sublessee's or assignee's agreement to obtain the consent of the Landlord to any future or further sublease or assignment of its interest under this Lease. Notwithstanding the foregoing, during the first year of the Term of this Lease, Landlord agrees that Tenant may retain one hundred percent (100%) of the amount by which rentals or other amounts payable to or for Tenant under any sublease exceed the Basic Rent and Additional Rent payable hereunder for the same period. Any attempted assignment or subletting without the consent of the Landlord as contemplated hereby shall be void. Any change in ownership or power to vote of a majority, of the outstanding stock of the Tenant from the owners of such stock or those controlling the power to vote of such stock shall constitute an assignment for purposes of this Lease. The provisions of the preceding sentence, however, shall not be applicable if control of any corporate entity changes as a result of a public offering.

     In all events the Tenant originally named herein and any guarantor of the obligations of the Tenant under this Lease shall, except to the extent of so much of the Premises as the Landlord elects to lease directly to any proposed sublease or assignee as above provided, remain primarily and jointly and severally liable for, and any sublessee or assignee shall in writing assume, the obligations of the Tenant under this Lease.

     The Tenant shall give the Landlord at least 30 days' prior written notice of its desire to assign or sublet, which notice shall include reliable information indicating that the proposed assignee or subtenant is reputable, financially responsible and the business in which the proposed assignee or subtenant shall be engaged.

     If Tenant shall give Landlord notice of a desire to assign this Lease, or to sublet the entirety of the Premises, Landlord shall be entitled to recapture the Premises or cancel this Lease on 30 days' prior written notice thereof, and this Lease shall come to an end on the date in such notice specified, with the same force and effect as is such date were the date herein specified for the expiration hereof; ad the Basic Rent, and Additional Rent shall be apportioned and adjusted as of the effective date of such cancellation

     Whenever Tenant shall claim, under this Section or any other part of this Lease, that Landlord has violated a requirement that it not unreasonably withheld or delayed its consent to some request of Tenant, Tenant shall have no claim for damages by reason of such alleged withholding or delay, and Tenant's sole remedies therefore shall be a right to compel arbitration of the matter in dispute or to obtain specific performance or injunction, but in any event without recovery of damages.

     The Tenant shall reimburse the Landlord as Additional Rent, upon demand, for any costs that may be incurred by the Landlord in connection with any proposed assignment or sublease and any request for consent thereto, including without limitation the costs of making investigations as to the acceptability of any proposed assignee or subtenant, and attorneys' fees. Said costs shall not exceed $500.00 with respect to each proposed assignment or sublease. Notwithstanding the foregoing, in the event Tenant desires to sublet a portion of the Premises prior to the commencement of the Term (or within one month thereafter), Tenant shall not be required to reimburse Landlord for the foregoing costs.

20.  Transfers of Landlord's Interest.

     The Landlord shall have the right from time to time to sell or mortgage its interest in the Property, the Building and the Premises, to assign its interest in this Lease, or to assign from time to time the whole or any portion of the Basic Rent, Additional Rent or other sums and charges at any time paid or payable hereunder by the Tenant to the Landlord, to any Mortgagees or other transferees designated by the Landlord in duly recorded instruments, and in any such case the Tenant shall pay the Basic Rent, Additional Rent and such other sums and charges so assigned, subject to the terms of the Lease, upon demand to such Mortgagees and other transferees at the addresses mentioned in and in accordance with the terms of such instruments. In the event Landlord shall sell or transfer the Property prior to Substantial Completion of the Work, Landlord shall obtain from such purchaser or transferee (other than any Mortgagee) an assumption of the obligation of Landlord under this Lease with respect to the payment of the Allowance and performance of the Work.

21.  Mortgagees' Rights.

     The Tenant hereby agrees that this Lease is and shall be subject and subordinate to any mortgage (and to any amendments, extensions, increases, refinancings or restructurings thereof) of the Property, the Building or the Premises, whether or not such mortgage is filed subsequent to the execution, delivery or the recording of this Lease or any notice hereof (the holder from time to time of any such mortgage being in this Lease sometimes called the "Mortgagee"). Landlord shall endeavor to obtain a subordination, non-disturbance and attornment agreement from the holder of any existing mortgage, in form and substance reasonably satisfactory to Tenant and Mortgagee. The foregoing subordination shall be self-operative and automatically effective as to any mortgage filed subsequent to the execution and delivery hereof only if either the Mortgagee agrees in writing or such mortgage provides that, for so long as there exists no default under this Lease by the Tenant, the Mortgagee will not, in foreclosing against or taking possession of the Premises or otherwise exercising its rights under such mortgage, disturb the Tenant's possession of the Premises hereunder, or words of similar import (the "nondisturbance agreement"). The Tenant hereby agrees to execute, acknowledge and deliver in recordable form such instruments in form reasonably satisfactory to Tenant and such Mortgagee confirming and evidencing the foregoing subordination as the Landlord or any such Mortgagee may from time to time reasonably require. In addition, the Tenant shall have no obligations hereunder until the Landlord delivers to the Tenant a nondisturbance agreement duly executed by any existing mortgagee.

     Provided that the Tenant has been provided with notice of such mortgage and appropriate addresses to which notice should be sent, no notice from the Tenant of any default by the Landlord in its obligations shall be valid, and the Tenant shall not attempt to terminate this Lease, withhold Basic Rent or Additional Rent or exercise any other remedy which may arise under law by reason of any such default (it being understood that no such remedy exists, or is implied by reason of this provision, under this Lease), unless the Tenant first gives such notice to any Mortgagees and provides such Mortgagees with sixty (60) days after such notice to cure such default, or if such default is not reasonably susceptible of cure by Mortgagees (as in the case of the need to obtain possession of or right of entry into or upon the Premises) in sixty (60) days, with such longer period of time as is reasonably necessary to cure such default, provided efforts to effectuate such cure are commenced within sixty
(60) days and thereafter prosecuted to completion with reasonable diligence. The Tenant shall and does hereby agree, upon default by the Landlord under any mortgage, to attorn to and recognize the Mortgagee or anyone else claiming under such mortgage, including a purchaser at a foreclosure sale, at its request as successor to the interest of the Landlord under this Lease, to execute, acknowledge and deliver such evidence of this attornment, which shall nevertheless be self-operative and automatically effective, as the Mortgagee or such successor may request and to make payments of Basic Rent and Additional Rent hereunder directly to the Mortgagee or any such successor, as the case may be, upon request. Any Mortgagee may, at any time, by giving written notice to, and without any further consent from, the Tenant, subordinate its mortgage to this Lease, and thereupon the interest of the Tenant under this Lease shall automatically be deemed to be prior to the lien of such mortgage without regard to the relative dates of execution, delivery or filing thereof or otherwise.

22.  Tenant's Default: Landlord's Remedies.

     If the Tenant shall default in the payment when due of any Basic Rent or Additional Rent, and such default has not been cured within ten (10) days after written notice from the Landlord, or if the Tenant shall default in the timely performance or observance of any of the other covenants contained in these presents and on the Tenant's part to be performed or observed, and such default has not been cured within thirty (30) days after written notice from the Landlord (provided that if a cure can not be effectuated within such thirty (30) days, then so long as Tenant has commenced to cure and continues to diligently pursue completion of such cure, then Tenant shall be permitted a reasonable time, not to exceed sixty (60) days, as shall be determined by Landlord in the exercise of its reasonable discretion, within which to complete the cure prior to a default being deemed to have occurred), or if the estate hereby created shall be taken on execution, or by other process of law, or if the Tenant shall be involved in financial difficulties as evidenced

     (1) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of trustees or other governing body the commencement of such a voluntary case,

     (2) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition,

     (3) by the entry of an order for relief in any involuntary case commenced, under said Title 11,

     (4) by its seeking relief as a `debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

     (5) by the entry of an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of; or appointing a receiver or other custodian for, all or a substantial part of its property, or

     (6) by its making an assignment for the benefit of; or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

then and in any of said cases, the Landlord may, to the extent permitted by law, immediately or at any time thereafter and without demand or notice, terminate this Lease and enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same as of the Landlord's former estate, and expel the Tenant and those claiming through or under the Tenant and remove its effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant.

     No termination or repossession provided for in this Paragraph 22 shall relieve the Tenant or any guarantor of the obligations of the Tenant under this Lease of its liabilities and obligations under this Lease, all of which shall survive any such termination or repossession. In the event of any such termination or repossession, the Tenant shall pay to the Landlord either (i) in advance on the first day of each month, for what would have been the entire balance of the Term, one-twelfth (1/12) (and a pro rata portion thereof for any fraction of a month) of the annual Basic Rent, Additional Rent and all other amounts for which the Tenant is obligated hereunder, less, in each case, the actual net receipts by the Landlord by reason of any reletting of the Premises after deducting the Landlord's reasonable expenses in connection with such reletting, including, without limitation, removal, storage and repair costs and reasonable brokers' and attorneys' fees, or (ii) upon demand and at the option of the Landlord exercisable by the Landlord's giving notice to the Tenant within thirty (30) days after any such termination, the present value (computed at a capitalization rate based upon the so-called "Prime Rate" then in effect at The First National Bank of Boston) of the amount by which the payments of Basic Rent and Additional Rent reasonably estimated to be payable for the balance of the Term after the date of the exercise of said option would exceed the payments reasonably estimated to be the fair rental value of the Premises on the terms and conditions of this Lease over such period, determined as of such date, less reletting costs.

     Without thereby affecting any other right or remedy of the Landlord hereunder, the Landlord may, at its option, cure for the Tenant's account any default by the Tenant hereunder which remains uncured after said thirty (30) days' notice of default from the Landlord to the Tenant, and the cost to the Landlord of such cure shall be deemed to be Additional Rent and shall be paid to the Landlord by the Tenant with the installment of Basic Rent next accruing.

23.  Landlord's Default; Tenant's Remedies.

     If the Landlord shall default in the performance of any of its obligations hereunder, and has not cured same within thirty (30) days after written notice from the Tenant, or within a reasonable time if more than thirty
(30) days is required to effect a cure, the Tenant may, subject to the rights of any mortgagee as provided in Paragraph 21 hereof, exercise self-help to cure said default, and provided the Landlord is not in good faith contesting said default, withhold the cost of effecting said cure from Basic Rent.

24.  Remedies Cumulative; Waivers.

     The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord may be lawfully entitled in any provision of this Lease or otherwise. The failure of the Landlord or the Tenant to insist in any one or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by the Landlord, or payment by the Tenant, of Basic Rent or Additional Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by the Landlord of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by an authorized representative of the Landlord or the Tenant as appropriate. In addition to the other remedies in this Lease provided, the Landlord shall be entitled to the restraint by injunction of the covenants, conditions or provisions of this Lease, or to a decree compelling performance of or compliance with any of such covenants, conditions or provisions.

25.  Extensions of the Term; Brokers.

     The Tenant shall have the right, at its sole option, to extend the Term of this Lease for actual occupancy by the Tenant named herein only for one (1) additional extension period of five (5) years; by giving notice thereof to the Landlord at least six (6) months and not more than fifteen (15) months prior to the expiration of the initial seven (7) year Term. Such extension shall be exercisable only if at the time of exercise and as of the commencement of the Extension Period there exists no default on the part of the Tenant under this Lease. The word "Term" as used elsewhere in this Lease shall, unless otherwise expressly provided herein, include the initial seven (7) year Term and such extension period if the Tenant shall have given timely and proper notice of exercise.

     The annual rate of Basic Rent payable during such five (5) year extension shall be payable at the fixed schedule stated in Exhibit C.

     The Tenant warrants and represents that it has not dealt with any broker in connection with the Premises or this Lease except the OR & L and CB/Whittier Partners (the "Brokers") as the sole brokers in this transaction. All commission payments will be the responsibility of the Landlord. The Tenant and Landlord hereby indemnifies and holds the other harmless from and against any liability for commissions due any broker or finder other than the Brokers whom the Tenant or Landlord, as applicable, has dealt in connection with this Lease.

26.  Notices.

     Any notices, approvals, specifications, or consents required or permitted hereunder shall be in writing and mailed, postage prepaid, by registered or certified mail, return receipt requested, if to the Landlord or the Tenant at the addresses set forth herein, and if to any Mortgagee at such address as it may specify by such notice to the Landlord and the Tenant, or at such other address as any of them may from time to time specify by like notice to the others. Any such notice shall be deemed given when mailed, except that if any time period commences hereunder with notice, such time period shall be deemed to commence when such notice is delivered or, if earlier, when postal records indicate delivery was first attempted.

27.  Estoppel Certificates.

     The Landlord and the Tenant hereby agree from time to time, after prior written notice from the other or any Mortgagee, to execute, acknowledge and deliver, within 10 business days, without charge, to the other party, the Mortgagee or any other person designated by the other party, a statement in writing certifying: that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof); that to the knowledge of such party there exist no defaults (or if there be any defaults, specifying the same); the amount of the Basic Rent, the dates to which the Basic Rent, Additional Rent and other sums and charges payable hereunder have been paid; and that such party to its knowledge has no claims against the other party hereunder except for the continuing obligations under this Lease (or if such party has any such claims, specifying the same).

28.  Bind and Inure; Limited Liability of Landlord.

     All of the covenants, agreements, stipulations, provisions, conditions and obligations herein expressed and set forth shall be considered as running with the land and shall extend to, bind and inure to the benefit of the Landlord and the Tenant, which terms as used in this Lease shall include their respective successors and assigns where the context hereof so admits.

     The Landlord shall not have any individual or personal liability for the fulfillment of the covenants, agreements and obligations of the Landlord hereunder, the Tenant's recourse and the Landlord's liability hereunder being limited to the Property and the Building. The term "Landlord" as used in this Lease shall refer only to the owner or owners from time to time of the Property or the Building, it being understood that no such owner shall have any liability hereunder for matters arising from and after the date such owner ceases to have any interest in the Property or the Building.

29.  Environmental Compliance.

     Tenant hereby covenants to Landlord that: (a) Tenant shall (i) comply with all Laws applicable to the discharge, generation, manufacturing, removal, transportation, treatment, storage, disposal and handling of Hazardous Materials or Wastes as apply to the activities of the Tenant, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns at the Property, (ii) remove any Hazardous Materials or Wastes unlawfully used or otherwise discharged or disposed of which results from the Tenant's occupancy or placed therein by the Tenant immediately upon discovery of same in accordance with all applicable Laws and orders of governmental authorities having jurisdiction, (iii) pay or cause to be paid all costs associated with such removal including remediation and restoration of the Premises, and (iv) indemnify Landlord from and against all losses, claims and costs arising out of the migration of Hazardous Materials or Wastes from or through the Premises into or onto or under other portions of the Building or the Property or other properties; (b) Tenant shall keep the Property free of any lien imposed pursuant to any applicable Law in connection with the existence of Hazardous Materials or Wastes in or on the Premises; (c) Tenant shall not install or permit to be installed or to exist in the Premises any asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance which is unlawful or unlawfully used and has been determined to be a hazard to health and environment; (d) Tenant shall not cause or permit to exist, as a result of an intentional or unintentional act or omission on the part of Tenant or any occupant of the Premises, a releasing, spilling, leaking, pumping, emitting, pouring, discharging, emptying or dumping of any Hazardous Materials or Wastes onto the Premises; (e) Tenant shall identify on Exhibit C all Hazardous Materials or Wastes currently used by Tenant and shall notify Landlord of any changes or addition to the Hazardous Materials or Wastes so used; (f) Tenant shall give all notifications and prepare all reports required by Laws or any other law with respect to Hazardous Materials or Wastes existing on, released from or emitted from the Premises (and shall give copies of all such notifications and reports to Landlord); (g) Tenant shall promptly notify Landlord in writing of any unlawful release, spill, leak, emittance, pouring, discharging, emptying or dumping of Hazardous Materials or Wastes in or on the Premises; (h) Tenant shall pay for periodic environmental monitoring by Landlord of Tenant's space as well as subsurface testing paid as additional rent if the Landlord reasonably believes a Hazardous Waste problem exists or if any problem previously existed so long as such testing determines that unlawful Hazardous Waste exists; and (i) Tenant shall promptly notify Landlord in writing of any summons, citation, directive, notice, letter or other communication, written or oral, from any local, state or federal governmental agency, or of any claim or threat of claim known to Tenant, made by any third party relating to the presence or releasing, spilling, leaking, pumping, emitting, pouring, discharging, emptying or dumping of any Hazardous Materials or Wastes onto the Premises.

     The term "Hazardous Materials or Wastes" shall mean any hazardous or toxic materials, pollutants, chemicals, or contaminants, including without limitation asbestos, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBS) and petroleum products as defined, determined or identified as such in any Laws, as hereinafter defined. The term "Laws" means any federal, state, county, municipal or local laws, rules or regulations (whether now existing or hereinafter enacted or promulgated) including, without limitation, the Clean Water Act, 33 U.S.C. (S) 1251 et seq.
(1972), the Clean Air Act, 42 U.S.C. (S) 7401 et seq. (1970), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Subsection 1802, and The Resource Conservation and Recovery Act, 42 U.S.C. Subsection 6901 et seg., any similar state laws, as well as any judicial or administrative interpretation thereof; including any judicial or administrative orders or judgments.

     Tenant hereby agrees to defend, indemnify and hold harmless Landlord, its employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns from and against any and all claims, losses, damages, liabilities, judgements, costs and expenses (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims or remediation of contamination) incurred by such indemnified parties as a result of or in connection with the presence at or removal of Hazardous Materials or Wastes from the Premises resulting from the Tenant's occupancy or as a result of or in connection with activities prohibited under this Paragraph
28. Tenant shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against such indemnified parties, shall hold such indemnified parties harmless against all claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this Paragraph 28. The provisions of this Paragraph shall survive termination of this Lease.

30.  Pre-Judgment Remedy, Redemption, Counterclaim and Jury Trial.

     Tenant, for itself and for all persons claiming through or under it, hereby acknowledges that this Lease constitutes a commercial transaction as such term is used and defined in Chapter 903 of the Connecticut General Statutes, and hereby expressly waives any and all rights which are or may be conferred upon Tenant by said Act to any notice or hearing prior to a prejudgment remedy, and by any present or future law to redeem the Premises, or to any new trial in any action or ejection under any provisions of law, after reentry thereupon, or upon any part thereof; by Landlord, or after any warrant to dispossess or judgment in ejection. If Landlord shall acquire possession of the Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. In the event that Landlord commences any summary proceedings or action for nonpayment of rent or other charges provided for in this Lease, Tenant shall not interpose any non-compulsory counterclaim of any nature or description in any such proceeding or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.

31.  Recording.

     Tenant shall not record this Lease but Landlord and Tenant will, at the request of the other, execute a memorandum or notice thereof in recordable form satisfactory to both Landlord and Tenant specifying the date of commencement and expiration of the term of this Lease and other information required by statute Either Landlord or Tenant may then record said memorandum or notice of lease

32.  Force Majeure.

     Landlord shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Landlord's control which shall include, without limitation, all labor disputes, civil common, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, services or financing or through Acts of God. Tenant shall similarly be excused for delay in the performance of obligations hereunder provided:

          (a) Nothing contained in this Paragraph or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of any sums of money required hereunder, or any delay in the cure of any default which may be cured by the payment of money;

          (b) No reliance by Tenant upon this Paragraph shall limit or restrict in any way Landlord's right of self-help as provided in this Lease; and

Neither the Landlord nor the Tenant shall be entitled to rely upon this Paragraph unless it shall advise the other in writing, of the existence of any force majeure preventing the performance of an obligation within five (5) days after the commencement of the force majeure

33.  Captions.

     The captions for the numbered Paragraphs of this Lease are provided for reference only and they do not constitute a part of this agreement or any indication of the intentions of the parties hereto.

34.  Integration.

     The parties acknowledge that all prior written and oral agreements between them and all prior representations made by either party to the other have been incorporated in this instrument or otherwise satisfied prior to the execution hereof.

35.  Severability; Choice of Law.

     If any provision of this Lease shall be declared to be void or unenforceable either by law or by a Court of competent jurisdiction, the validity or enforceability of remaining provisions shall not thereby be affected.

     This Lease is made under, and shall be construed in accordance with, the laws of the State of Connecticut.

36.  Security Deposit

     On or before the Term Commencement Date, Tenant shall deposit with Landlord the sum of Thirty-Eight Thousand Forty-Four and 53/100 Dollars ($38,044.53) plus the sum of $210,000.00 (the "Security Deposit"), and which Landlord shall be entitled to continue to hold as security for the faithful performance and observance by Tenant of the terms, provisions, and conditions of this Lease. Provided that Tenant is not in default beyond any applicable notice and cure period, then (i) as of March 1, 2000 the amount of the Security Deposit shall be reduced to Ninety Thousand and 00/100 Dollars ($90,000.00) and (ii) as of March 1, 2001 and thereafter throughout the remainder of the Term, the amount of the Security Deposit shall be reduced to equal an amount equal to 1/12 of the then applicable annual Basic Rent. In lieu of cash, Tenant may provide Landlord with a clean, unconditional, irrevocable, assignable letter of credit, (the "Letter of Credit") for all or a portion of the amount of the Security Deposit. In the event Tenant furnishes the Letter of Credit, the Letter of Credit shall be on the following terms and conditions: (i) issued by a commercial bank acceptable to Landlord; (ii) having a term which shall hive an expiration date not sooner than the date of April 30, 2005 (the "Expiration Date") (provided that if a Letter of Credit is provided for all or part of the Security Deposit during the extension period, the "Expiration Date" shall be March 31, 2010), however, if the Letter of Credit has an earlier expiration date, it shall contain a so-called "evergreen clause"; (iii) available for negotiation by draft(s) at sight accompanied by a statement signed by Adam Winstanley, David Winstanley or Carter Winstanley on behalf of Landlord stating that the amount of the draw represents funds due to Landlord (or its successors and assigns) due to the failure of Tenant to pay rent and/or additional rent when due or otherwise perform its obligations under this Lease and (iv) be otherwise on terms and conditions satisfactory to Landlord. It is agreed that in the event Tenant defaults beyond any applicable notice and cure period in respect of any of the terms, provisions, covenants, and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Landlord may draw upon the Letter of Credit or upon the funds held on account as the Security Deposit to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default (beyond applicable notice and cure periods) in respect of any of the terms, provisions, covenants, and conditions of this Lease, including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants, and conditions of this Lease, the Letter of Credit and/or funds on deposit with Landlord shall be returned to Tenant within sixty (60) days after the Expiration Date and after delivery of entire possession of the Premises to Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or any funds on deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord draws upon the Letter of Credit or on funds on deposit as the Security Deposit, Tenant shall provide a new irrevocable letter of credit that expires on or after the Expiration Date or with cash in the amount of the amount so drawn within seven (7) days after Landlord notifies Tenant of the draw or withdrawal so that at all times the total amount of Letters of Credit and/or funds in the account held by Landlord shall be equal to the aggregate Security Deposit.

     In the event of a sale or leasing of the Building, or of the portion of the Building in which the Premises are located, and provided the vendee or lessee assumes the obligations of the Landlord under this Lease, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit, and Tenant agrees to look solely to the new landlord for the return of the Security Deposit so transferred by Landlord to the new landlord and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord.

     Tenant further agrees that it will not assign or encumber or attempt to assign or encumber the moneys constituting the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance or attempted assignment or encumbrance.

37.  Right of First Offer to Lease.

     (a) In the event of an early termination of the Lease between Landlord and DNE Systems, Inc. for space that is adjacent to the Premises (the "DNE Space") then before entering into a lease for all or any portion of the DNE Space, during the initial Term of this Lease, and provided that Tenant is not then in default under this Lease, Landlord will notify Tenant of the monthly rent and rental increases ("rental terms") on which it would be willing to lease the DNE Space to Tenant.

     If within five (5) days after receipt of Landlord' notice, Tenant agrees in writing to lease the DNE Space, Landlord and Tenant will execute a lease or an amendment to this Lease for the DNE Space within ten (10) days after Landlord's receipt of Tenant's notice of intent to lease on the same terms and conditions as this Lease, except for the rental terms, and other matters dependent upon the size of the premises, such as Tenant's share of the Operating Expenses and security deposit. However, in no event shall Landlord have any obligation to perform any work or improvement to the DNE Space and Tenant shall accept said space in "as is" condition. If Tenant does not deliver its notice of intent to lease the DNE Space within such five (5) day period, or if Landlord and Tenant do not enter into a fully executed lease or amendment to this Lease for the DNE Space within such ten (10) day period, then this right of first offer to lease the

DNE Space shall lapse and be of no further effect and Landlord shall have the right to lease the DNE Space to a third party on the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant. This right of first offer to lease the DNE Space is personal to the Tenant named herein and is not transferable.

          (b) Time is of the essence of the provisions of this paragraph.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in quadruplicate under seal as of the date first above written.


Signed, Sealed, and Delivered       Landlord
in the Presence of:                 WEI BARNES ROAD, LLC

                                    By:  Winstanley Enterprises, Inc. Its
                                    Manager

/s/ Barbara A. Green                By:  /s/ Adam Winstanley
--------------------                     -------------------
                                         Adam Winstanley
                                         Its Manager and Treasurer
/s/ Signature Illegible
-----------------------
                                    CiDRA CORPORATION

/s/ Signature Illegible
-----------------------
                                    By:  /s/ F. Kevin Didden
                                         -------------------
                                         F. Kevin Didden
/s/ Signature Illegible                  Its President and CEO
-----------------------                  3/11/98

                            SCHEDULE A - DESCRIPTION

All that certain piece or parcel of land, with the buildings and improvements thereon and appurtenances thereto, situated on the easterly side of Barnes Park Road North in the Town of Wallingford, County of New Haven and State of Connecticut, shown on a survey entitled: "Survey Plan Showing Property Of Dataproducts New England, Incorporated And Stelma, Incorporated Barnes Park Road North Wallingford, Connecticut Date: April 25, 1991 Scale: l"=50' Revisions:
Feb. 4, 1992 Update Survey & Long Form Cert." by Angus McDonald / Gary Sharpe & Associates, Inc. Civil Engineers Planners Surveyors Old Saybrook, Connecticut, Sheet 1 of 1 Job No. 76829, which map was filed February 14, 1992 at 2:55 P.M. as Map No. _____ in the Office of the Wallingford Town Clerk, and being more particularly bounded and described as follows:

     Beginning at a point at the northwesterly corner of the herein described parcel, which point is marked by an iron pipe on the easterly line of Barnes Park Road North, a distance of 5.75 feet north of a concrete monument;
     thence running the following courses and distances:
     S72(degree)46'23"E along the southerly line of property now or formerly of D & F Associates, 608.06 feet to a point;
     N17(degree)13'37"E along the easterly line of said D&F Associates, a distance of 290.00 feet to a point;
     S58(degree)38'42"E along the southerly line of property now or formerly of Orchard Properties as distance of 420.67 feet to a point;
     S22(degree)06'19"W, along the westerly line of property now or formerly of Marshall Industries, Inc., a distance of 674.45 feet to a point;
     S20(degree)39'46"W along the westerly line of property now or formerly of Precision Products, Inc. a distance of 357.30 feet to a point on the northerly line of Enterprise Road;
     thence running along the northerly line of Enterprise Road in the line of a curve to the left having a radius of 878.55 feet, an arc length of 48.53 feet to a point;
     thence continuing along the northerly line of Enterprise Road N72(degree)46'23"W a distance of 747.80 feet to a point marked by a concrete monument near the intersection of Enterprise Road and Barnes Park Road North;
     thence running along the line of a curve to the right having a radius of 25.00 feet, an arc length of 38.12 feet to a concrete monument near said intersection;
     thence running in a northerly direction along the easterly line of Barnes Park Road North, along the line of a curve to the left having a radius of 2035.27 feet, an arc length of 223.86 feet to a point marked by a concrete monument;
     thence continuing along the easterly line of Barnes Park Road North N08(degree)16'55"E, a distance of 595.10 feet to a point marked by a concrete monument;
     thence continuing along the easterly line of Barnes Park Road North following the line of a curve to the right, having a radius of 416.41 feet an arc length of 5.75 feet to the point of beginning.
     Said parcel contains ** acres, more or less, or 853,025 square feet, more or less.
** approximately 19

                                   Schedule A
                                  (continued)

1. Taxes to the Town. of Wallingford on the Grand List of October 1, 1996, not yet due and payable.

2. Water and sewer use charges to the Town of Wallingford Water and Sewer Division, the payments of which are current.

3. Declaration of Restrictive Covenants made by Orchard Properties acting therein by F.I.P. Corporation dated June 18, 1975 and recorded June 19, 1975 in Volume 429, Page 372 of the Wallingford Land Records; and re-recorded September 7, 1977 in Volume 458, Page 551 of said Land Records.

4. Declaration of Restrictive Covenants made by Orchard Properties dated November 8, 1978 and recorded November 9, 1978 in Volume 477, Page 678 of the Wallingford Land Records.

5. Storm water drainage easement reserved by Orchard Properties in a Warranty Deed to F.I.P. Corporation dated December 7, 1979 and recorded December 7, 1979 in Volume 493, Page 608 of the Wallingford Land Records.

6. Declaration of Restrictive Covenants, F.I.P. Corporation, Trustee dated June 18, 1975 and recorded June 19, 1975 in Volume 429, Page 372 , and as re-recorded on September 7, 1977 in Volume 458, Page 551 of the Wallingford Land Records.

7. Drainage easement with rights to drain along land n/f Orchard Properties; Storm water drainage system and yard drain from Enterprise Road; 60, 50 and 30-foot building setback line; possible underground utility easements not of recorded from Barnes Park Road North, encroachment of driveways, curbing and landscaping onto Barnes Park Road North and Enterprise Road and notes as shown and set forth on the map set forth in Schedule A-4 hereof.

8.   Terms and conditions of a Notice of Lease by and between WEI Barnes
Road, LLC (the landlord), and DNE Systems, Inc. (the tenant) dated June 23, 1997 and recorded June _____, 1997 at _______.m. of said Land Records.

                                   EXHIBIT C
                               CIDRA CORPORATION
                          Lease Dated_______________

Rentable Square Feet:                      89,776

Basic Rent:                  Annual             Monthly
-----------                  ------             -------
          Months 1-4               --         $26,161.87
          Months 5-12     $456,534.40         $38,044.53
          Year 2          $520,700.80         $43,391.73
          Years 3-4:      $561,100.00         $46,758.33
          Years 5-6       $583,544.00         $48,628.67
          Year 7:         $605,988.00         $50,499.00

Option Period
-------------
          Year 8:         $628,432.00         $52,369.33
          Years 9-10:     $650,876.00         $54,239.67
          Years 11-12:    $673,320.00         $56,110.00

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                                   EXHIBIT D

(S)4.9 INDUSTRIAL EXPANSION (IX) DISTRICT

A. Purpose -- To allow intensive commercial and light industrial uses, with high performance standards for noise, odors, etc., in locations on or near major streets.

3. The following uses are permitted subject to Site Plan Approval in accordance with Article VII

1.   Public utility facilities, buildings and storage yards.             10/2/94

2.   Shops for custom work, repairing and fabricating.

3.   Offices, wholesale sales offices and sample rooms, printing and publishing.

4. Fabricating and manufacturing or industrial or research operations riot otherwise prohibited and which will not constitute a public hazard or emit an acute obnoxious odor.

5.   Storage and warehousing except as specified in Section 4.8.B.9, 4.8.B.l0.g
and 4.8.B.10.h.                                                         9/19/93

6. Agriculture, farming, forestry, truck or nursery gardening, including greenhouses; keeping of livestock and poultry.

7. Hotel, conference center or combination thereof containing not fewer than 150 sleeping rooms, provided that lot area of such facility shall not be less than five acres and be equal to the area requirement contained in Section 4.5.B.8.

8.   Governmental buildings, facilities and uses.

9. Educational, religious or philanthropic use by a non-profit corporation or governmental 10/2/94 unit, excluding, however, correctional institutions.10/2/94

10.  Outpatient Medical Treatment Facility.                              10/2/94

11.  Elderly Day Care Centers.                                           3/19/95

12.  Telecommunication towers, subject to the requirements and procedures listed
in Section 6.5                                                           5/18/97

C. The following permitted uses require approval of a Special Permit in accordance with Section 7.5:

          1.   Helipads, with the following provisions:                  8/22/95

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          a.   that the location is such that no undue nuisance or danger therefrom will affect any neighboring property, and

          b.   that the site provides adequate room for landing and take-off.

     2. Uses generating one hundred (100) peak hour vehicle trips or more using the standards set forth in the most recent edition of Trip Generation, ITS, or a more accurate source, if available, subject to the following:
                                                               4/16/94   8/10/96

          a. Submission of a traffic impact analysis containing present roadway conditions, existing roadway capacity, existing and projected traffic volumes (ADT, Peak A.M. and Peak P.M.), existing and projected volume capacity ratios, existing and projected levels of service, existing and proposed night lines, site generated traffic and traffic distributions, and traffic accident experience.

          b.   A traffic impact analysis will be required:               5/17/88

          1. For an addition to an existing use, which use is now under the provisions of this section, and
          2. When an addition to an existing use brings that use under the provisions of this section.
          3. The traffic impact analysis shall cover the entire use, not merely the addition.
          c. No traffic impact analysis or Special Permit will be required for an addition to an existing Special Permit use if the addition generates twenty-five (25) peak hour vehicle trips or less. This provision shall be permitted to be used one time over the life of the use on a specific site.

          d. In all cases in which the Commission feels that a peer review of the applicant's traffic impact analysis is warranted, the applicant shall be required to reimburse the Town for the cost of the peer review. This payment shall be made to the Town prior to the decision by the Commission or the application.

     3.   Adaptive Re-use to Multi-Family as per Section 6.16.           9/l9/92

     4.   Excavation and filling of land as per Section 6.10.            9/19/92

     5.   Auto Auctions, subject to:                                     1/14/96

          a.  Contain not fewer than 35 acres.
          b. Have constructed thereon building(s) dedicated exclusively to the wholesale facility containing not fewer than 25,000 square feet.
          c. Contain open space of not less than 30 percent of the entire site, in a natural state and/or landscaped, as determined by the Commission, in accordance with the standards as set out in Section 6.14 herein.

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     6.  Structure or rooftop antennas and towers, subject to the requirements
and procedures listed in Section 6.25.                                   5/18/97

D.   The following permitted uses require a Special Exception from the ZBA:

          1.  Child day care centers.

          2.  Group day care homes.

          3. Satellite receiving dishes or dish-type antennae in excess of two
feet in diameter subject to the following conditions:                   11/19/95

          a. Shall not be located, between any Street line and the building to which it is accessory.
          b.   If roof mounted, shall not exceed a height of 15 feet.
          c.   Shall be properly screened and/or landscaped.

E.   The following accessory uses are permitted:

          1.  Uses and structures accessory to a permitted use.

          2.  Signs in accordance with Section 6 9

          3. Off-street parking and loading in accordance with Section 6.11. The Commission may waive up to 25 percent of the required parking area if the applicant demonstrates that such a waiver is warranted, providing that an area equal to the space required for such parking shall be reserved at the site in conformance with the requirements of this chapter.

          4. Retail operations which are obviously secondary to, but integrated with, the main use on the premises, provided that the retail operation shall not utilize more than 3,000 square feet or 10 percent of the GFA of the principal use, whichever is smaller.

          5. Ancillary food service and recreation facilities for the use of employees or clientele of uses in Section 4.9.B

          6.  Accessory buildings as per Section 6.2B.                   9/19/92

          7.  Outside storage as per Section 6.12.                       9/19/92

          8.  Satellite receiving dishes of two feet or less in diameter not
located within a required front yard for a principal structure.         11/19/95

      F.  Special Requirements:

          1. A description of the proposed operations in sufficient detail for a determination of whether or not they are permitted in the district.

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          2.  Any use within the IX District shall be established, operated and maintained in such a manner as to provide that each use shall be a good neighbor and in no way detract or limit the intended development of the area.
8/22/95

G.   The following uses are permitted subject to approval of a Zoning Permit

          1.  Structure or rooftop mounted antennas, subject to the requirements
and procedures listed in Section 6.25.                                   5/18/97

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